Exhibit 99.1

Cycurion Focuses on Growth and Continued Cost Efficiencies Toward Profitability by Saving Over $2.2 Million in 2026

Company Enhances Organizational Agility to Meet Evolving Cybersecurity Demands

MCLEAN, Va., Feb. 11, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (Nasdaq: CYCU) (“Cycurion” or the “Company”), a trusted leader in IT cybersecurity solutions, today announced a strategic business reorganization that will streamline operations, enhance organizational agility, and position the Company for long-term growth. This operational realignment aims to better position the Company’s resources with its core mission of delivering superior cybersecurity solutions and addressing the emerging needs of its clients in an evolving digital landscape.

A Focus on Client-Centered Innovation

Cycurion’s restructuring efforts are designed not only to optimize internal operations but also to ensure that its products and services continue to meet the demands of its diverse clientele. As part of this reorganization, the Company will be realigning key resources and teams to enhance client engagement, strengthen service delivery, and accelerate innovation in areas such as cloud security, AI-driven risk management, and infrastructure protection.

“Cybersecurity threats continue to evolve rapidly, and this reorganization ensures we are positioned to offer cutting-edge solutions while delivering exceptional client experiences,” said Kevin Kelly, CEO of Cycurion. “By streamlining our operations and refocusing on the client, we aim to enhance both our market responsiveness and innovation in line with emerging global security needs.”

Delivering Tangible Results: Cost Efficiencies and Strategic Growth

As part of its streamlined operations, Cycurion is taking steps to improve efficiency across personnel, operational, and administrative areas. These actions are expected to deliver approximately $2.2 million in total annualized cost efficiencies, while additional initiatives are underway to further strengthen the Company’s cost structure over time. These efforts support a stronger financial foundation and enable continued reinvestment in innovation, client delivery, and strategic growth initiatives.

These efficiency efforts are being implemented with a focus on maintaining service quality and minimizing impact on client-facing functions, allowing the Company to continue delivering high-quality services while investing in advanced technologies that further enhance client security.

Leadership Appointment to Drive Revenue and Global Expansion

In tandem with the reorganization, Cycurion is pleased to announce the appointment of Rick Finfera as Chief Revenue Officer. Rick brings extensive experience in building high-performing sales teams and developing market-leading go-to-market strategies. In his new role, he will lead Cycurion’s global sales strategy, focusing on expanding client relationships and driving sustainable revenue growth.

“Rick’s track record of success in scaling businesses and executing successful sales strategies makes him the ideal leader to help drive our revenue and market expansion,” said Kevin Kelly. “Under Rick’s leadership, we’re confident Cycurion will further accelerate its growth trajectory while continuing to deliver value for our clients.”

Strategic Vision for the Future

Looking ahead, Cycurion will continue to prioritize advanced cybersecurity solutions that address emerging threats. The Company is particularly focused on safeguarding clients' digital assets through innovations in cloud security, AI-driven risk management, and protecting critical infrastructure. As part of its ongoing commitment to its clients, Cycurion remains dedicated to advancing its AI-powered ARx platform, reinforcing its position as a trusted leader in the cybersecurity space.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.
Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the anticipated closing of the offering; the Company’s anticipated use of proceeds from the offering; the acceleration of the Company’s inorganic growth strategy; the continued execution on the Company’s backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com

Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

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